UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________________________

Date of Report

September 15, 2010
(Date of earliest event reported)

IVAX Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida		33127 (Zip Code)
(Address of principal executive offices)

(305) 324-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 15, 2010, David Templeton was appointed to the Board of Directors and the Audit and Compensation Committees of the Board of Directors of IVAX Diagnostics, Inc. (the “Company”), in each case effective on the tenth day after the Company’s filing with the Securities and Exchange Commission (the “SEC”), and mailing to its stockholders of record, of an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder (the “Information Statement”).  On September 20, 2010, the Company filed with the SEC and transmitted to its stockholders of record the Information Statement, which contains, among other things, more detailed information regarding Mr. Templeton and his appointment to the Board of Directors of the Company.  As a result, Mr. Templeton’s appointment to the Company’s Board of Directors and the Audit and Compensation Committees thereof will become effective on September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX Diagnostics, Inc.

Dated: September 20, 2010	By:	/s/ Kevin Clark
Kevin Clark
President, Chief Executive Officer and Chief Operating Officer